FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
                ------------------------------------------------


      Reference is made to a Registration Rights Agreement dated as of November 26, 1997, by and among Holmes Products Corp., a Massachusetts corporation (the "Company"), and those persons listed on the Schedules thereto as "Berkshire Investors", "Management Stockholders" and Asco Investment Ltd., a Bahamian corporation (the "Registration Rights Agreement"). All defined terms used herein and not otherwise defined have the meanings set forth in the Registration Rights Agreement.

      WHEREAS, the Company is this date issuing an aggregate of 9,922,243 additional shares of Common Stock, $.001 par value (the "Additional Common Stock"), to the Berkshire Investors, certain of their affiliates, certain Management Stockholders and certain other persons (collectively, the "New Stock Purchasers");

      WHEREAS, the New Stock Purchasers have required, as a condition to their purchase of shares of Additional Common Stock, that the Company provide for certain arrangements with respect to the registration of the shares of Additional Common Stock under the Securities Act of 1933, as amended; and

      WHEREAS, the parties hereto, who are Stockholders, hold sufficient shares of stock to amend the Registration Rights Agreement and desire to amend the Registration Rights Agreement in order to add the New Stock Purchasers as parties thereto, and to grant the New Stock Purchasers registration rights with respect to the Additional Common Stock purchased by them, all as hereinafter provided.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

    1. Amendments to the Registration Rights Agreement. Paragraph 1, Certain Definitions of the Registration Rights Agreement, is hereby amended as follows:

      (a) by deleting the definition of "Common Stock" as set forth therein and inserting in lieu thereof the following:

            "Common Stock" means the common stock, $.001 par value per share, of the Company, including, without limitation, the Additional Common Stock, and any other securities of the Company into which such Common Stock may hereafter be changed, or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise); and

      (b)   by adding the following definition:

            "Stockholders" shall mean and include Asco, the Berkshire Investors, the Management Stockholders and each New Stock Purchaser which is not heretofore a Stockholder.

    2. Joinder to Agreement. Each New Stock Purchaser hereby joins in and becomes a party to the Registration Rights Agreement, as amended hereby, and all shares of Common Stock held by each New Stock Purchaser shall be Registerable Shares for all purposes of the Registration Rights Agreement, as amended hereby. For this purpose, each New Stock Purchaser which is already a Berkshire Investor or a Management Stockholder shall continue in such capacity, and each additional New Stock Purchaser which is not heretofore a party to the Registration Rights Agreement shall be a Berkshire Investor or a Management Stockholder, as identified on the signature page to this agreement.

    3. Schedules 1 and 2 of the Registration Rights Agreement are hereby deleted in their entirety and Schedule 1(Revised) and Schedule 2(Revised) attached hereto shall supersede and replace such schedules for all purposes.

    4. Effectiveness. This Agreement shall take effect at such time as it is executed by Stockholders owning at least 80% of the Registered Shares owned by all Stockholders and each New Stock Purchaser.

    5. Ratification. As amended hereby, the Registration Rights Agreement is hereby ratified and confirmed in all respects.

    IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the 5th day of February, 1999.

                                      HOLMES PRODUCTS CORP.


                                      By: /s/ Ira B. Morgenstern
                                          _______________________________
                                      Name:  Ira B, Morgenstern
                                      Title: Senior Vice President--Finance


*Indicates a Stockholder who is also a New Stock Purchaser

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE




                                      BERKSHIRE FUND IV, LIMITED
                                      PARTNERSHIP
                                      By:  Fourth Berkshire Associates, LLC,
                                           its general partner


                                      By: /s/ Richard K. Lubin
                                          _______________________________
                                          Richard K. Lubin, Managing Member



                                      *BERKSHIRE INVESTORS, LLC

                                      By: /s/ Richard K. Lubin
                                          _______________________________
                                          Richard K. Lubin, Managing Member
















*Indicates a Stockholder who is also a New Stock Purchaser

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE




                                      *FSC CORP.

                                      By: /s/ Mary Josephs Reilly
                                          _______________________________




























*Indicates a Stockholder who is also a New Stock Purchaser

            FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE




                                      SUNAPEE SECURITIES, INC.

                                      By: /s/ Gary B. Wilkinson
                                          _______________________________
                                          Gary B. Wilkinson, Treasurer


                                      SQUAM LAKE INVESTORS II, L.P.

                                      By: /s/ Gary B. Wilkinson
                                          _______________________________
                                          Gary B. Wilkinson, Treasurer


                                      SQUAM LAKE INVESTORS III, L.P.

                                      By: /s/ Gary B. Wilkinson
                                          _______________________________
                                          Gary B. Wilkinson, Treasurer




















*Indicates a Stockholder who is also a New Stock Purchaser

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE





                                      *PANGAEA GROUP, INC.

                                      By: /s/ Darren Spangler
                                         _______________________________



























*Indicates a Stockholder who is also a New Stock Purchaser

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE



                                      ADDITIONAL BERKSHIRE INVESTORS:

                                      BERKSHIRE FUND IV INVESTMENT CORP.

                                      By: /s/ Richard K. Lubin
                                         ______________________________


                                      BERKSHIRE FUND V INVESTMENT CORP.

                                      By: /s/ Richard K. Lubin
                                          _______________________________




















*Indicates a Stockholder who is also a New Stock Purchaser

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE


                                      ASCO:

                                      Asco Investment Ltd.

                                      By: /s/ Nick Webster
                                          _______________________________




























*Indicates a Stockholder who is also a New Stock Purchaser

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE




                                      EXISTING MANAGEMENT STOCKHOLDERS:

                                      /s/ Jordan A. Kahn
                                      -----------------------------------
                                      *Jordan A. Kahn

                                      /s/ Stanley Rosenzweig
                                      ----------------------------------
                                      Stanley Rosenzweig

                                      /s/ Gregory F. White
                                      ----------------------------------
                                      Gregory F. White

                                      /s/ Liu Woon Fai (Tommy Liu)
                                      ----------------------------------
                                      *Liu Woon Fai (Tommy Liu)

















*Indicates a Stockholder who is also a New Stock Purchaser

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE




                                      New Management Stockholder:

                                      /s/ Thomas K. Manning
                                      -----------------------------------
                                      *Thomas K. Manning



























*Indicates a Stockholder who is also a New Stock Purchaser

                              Schedule 1 (Revised)
                              --------------------
               to First Amendment to Registration Rights Agreement
               ---------------------------------------------------


Berkshire Investors shall mean the following entities:

      o Berkshire Fund IV, Limited Partnership
      o Berkshire Fund IV Investment Corp.
      o Berkshire Fund V Investment Corp.
      o Berkshire Investors, LLC
      o FSC Corp.
      o Sunapee Securities, Inc.
      o Squam Lake Investors II, L.P.
      o Pangaea Group, Inc.

                              Schedule 2 (Revised)
                              --------------------
               to First Amendment to Registration Rights Agreement
               ---------------------------------------------------


Management Stockholders shall comprise the following:

      o Jordan A. Kahn
      o Stanley Rosenzweig
      o Gregory F. White
      o Liu Woon Fai (Tommy Liu)
      o Thomas K. Manning